Exhibit 99.2

FA EMAIL – CHP Valuation Results

Subject: CNL Healthcare Properties announces valuation results and new offering price

Email Distribution Date: 12/11/2013

Audience: All FAs signed on to and who have sold CHP (excluding Hantz, JP Turner, Kalos)

FOR BROKER-DEALER USE ONLY.

Dear Financial Advisor:

On Dec. 6, 2013, the board of directors of CNL Healthcare Properties, Inc. (the “Company”) approved the estimated net asset value (“NAV”) per share of the REIT’s common stock to be $9.13 as of Sept. 30, 2013. The board of directors also established an offering price of $10.14 per share for the purchase of shares in the Company’s continuing initial offering. The estimated NAV per share and new offering price per share are effective Dec. 11, 2013.

•	In determining the estimated NAV per share, the board of directors engaged CBRE Capital Advisors, Inc. (“CBRE Cap”), a third-party independent valuation firm, to provide property level and aggregate valuation analyses of the Company and its investments and to provide a range for the estimated NAV. The valuation process used by the Company was designed to follow IPA Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed Company’s, which was adopted by the IPA effective May 1, 2013.[1] The estimated NAV per share approved by the board of directors falls within the range of values provided by CBRE Cap.

•	The Company’s board of directors commenced a process in November 2013 to estimate the Company’s estimated NAV per share to, among other things, provide existing investors and broker-dealers an indication of the estimated value of the Company’s shares based on its acquisitions to date and current portfolio of senior housing and healthcare-related properties. The Company anticipates it will update and announce its estimated NAV at least annually.

•	The Company mailed this letter to shareholders and will hold a webinar about the valuation for its shareholders and financial advisors on Dec. 16, 2013, at 11:00 a.m. EST. REGISTER for the webinar.

•	For your convenience, the Company has created a New Offering Price Operational Summary, which includes additional important information.

For more information, please read CNL Healthcare Properties’ current report on Form 8-K filed Dec. 11, 2013, with the U.S. Securities and Exchange Commission, or contact your CNL Securities Corp. representative at 866-650-0650.

Jeffrey R. Shafer, CFP®, ChFC®

President

CNL Securities Corp.

Member FINRA/SIPC

[1]	There is no assurance that the IPA Guidelines are acceptable to FINRA or under ERISA for compliance with reporting requirements.

FOR BROKER-DEALER USE ONLY. DISSEMINATION TO PROSPECTIVE OR CURRENT INVESTORS IS PROHIBITED. Broker-dealers are reminded that communications delivered to any person must be accompanied or preceded by a prospectus in accordance with the Securities Act of 1933, as amended. A prospectus relating to the common stock of the REIT contains additional information, has been filed with the Securities and Exchange Commission, and is available for download at www.CNLHealthcareProperties.com and at www.SEC.gov, or by calling 866-650-0650. This is not an offer to sell, nor a solicitation of an offer to buy shares of the REIT. Only the REIT’s prospectus makes such an offer. This piece must be read in conjunction with the prospectus in order to understand fully all of the investment objectives, risks, charges and expenses associated with an investment in shares of the REIT and must not be relied upon to make an investment decision.

This valuation represents the estimated value per share at one snapshot in time and will likely change over the REIT’s lifecycle. The estimated net asset value per share does not necessarily represent the amount an investor could expect to receive if the REIT were to list its shares or liquidate its assets, now or in the future. The estimated net asset value per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. Throughout the valuation process the valuation committee and CBRE aligned the valuation methodologies to be consistent with real estate industry standards and best practices.

Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. An investment in the REIT is subject to significant risks. Risks include limited operating history, reliance on the advisor and its affiliates, payment of substantial fees to the advisor and its affiliates, conflicts of interest, use of leverage, cumulative losses, distributions paid from offering proceeds, dilution related to stock distributions, no guarantee of distributions, illiquidity, liquidation at less than the purchase price, and risks associated with the senior housing and healthcare real estate sectors, as described in the REIT’s prospectus under “Risk Factors.”

© 2013 CNL Intellectual Properties, Inc. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc.

CHP-1213-14222

This email was sent to:

This email was sent by:

CNL Securities, Managing Dealer, Member FINRA/SIPC

450 South Orange Avenue, Orlando, FL

New! www.CNLSecurities.com

New Offering Price Operational Summary

DECEMBER 11, 2013

On December 11, 2013, CNL Healthcare Properties, Inc. (the “Company”) announced that its board of directors approved $9.13 as the estimated net asset value per share of the Company’s common stock as of September 30, 2013. The Company’s board of directors also approved an offering price of $10.14 per share for the purchase of shares of the Company’s common stock. Below is important information with respect to the submission of subscription agreements for the offering and other operational information upon such announcement.

IMPORTANT TERMS

•	Re-pricing Date – The Re-pricing Date is the date on which the Company announces the new offering price and, as such, the date on which the Company will begin offering shares at its new offering price. The Re-pricing Date is December 11, 2013.

•	Effective Time – The Effective Time is 3:00 p.m., CST, on the Re-pricing Date.

•	Offering Price – The offering price per share for the purchase of shares of the Company’s common stock.

DEADLINES AND PROCESSES FOR SUBSCRIPTIONS

•	Offering price for subscriptions received prior to and up to the Effective Time (on or before 3:00 p.m. CST on December, 11, 2013)

•	The Company will offer shares of its common stock in the primary offering at the original Offering Price of $10.00 per share.

•	All subscriptions date-stamped as received in good order by DST Systems, Inc., (“DST”) the Company’s transfer agent, prior to and up to the Effective Time will be processed at $10.00 per share.

•	All subscriptions received, but not in good order, at the Effective Time will be processed at the Company’s new Offering Price of $10.14 per share when all requirements have been met.

•	Offering price for subscriptions received after the Effective Time (after 3:00 p.m. CST on December 11, 2013)

•	The Company will offer shares of its common stock in the primary offering at the new Offering Price of $10.14.

•	Any subscriptions date-stamped as received by DST Systems, Inc. after the Effective Time will be processed at the Company’s new Offering Price of $10.14 per share.

RESCISSIONS

•	Until December 26, 2013, 3:00 p.m. (CST), the Company intends to offer investors whose subscription agreements are received by the Company’s transfer agent between December 2, 2013, and 3:00 p.m. (CST) on December 26, 2013, the right to request a rescission of their purchase of shares of common stock.

SUBSCRIPTION AGREEMENT

•	The current subscription agreement for the offering will not change as a result of this share re-pricing event.

New Offering Price Operational Summary

DECEMBER 11, 2013

DISTRIBUTION POLICY

•	The Company’s board of directors increased the amount of distributions to maintain the historical distribution rate of 4 percent cash, 3 percent stock for a total of 7 percent on each outstanding share of common stock, based on the new offering price. This includes:

•	An increase in the monthly cash distributions to $0.0338 per share; and

•	Stock distributions increased to 0.03000 shares of common stock.

•	The new distribution rates will be effective as of Jan. 1, 2014, record date

DISTRIBUTION REINVESTMENT PLAN

•	Pursuant to the Company’s Distribution Reinvestment Plan (“DRP”), distributions will be invested in shares promptly following the distribution payment date. The Company’s distribution policy provides for the distribution to be issued on or before the last day of the quarter.

•	All issuance of shares pursuant to the Company’s DRP will reflect a price equal to approximately 95 percent of the new offering price of $10.14 per share, or $9.64 per share, and will be issued on or before December 31, 2013.

REDEMPTION PLAN

•	The Company’s board of directors adopted an amendment and restatement of the Company’s redemption plan (the “Amended and Restated Redemption Plan”), effective as of December 26, 2013.

•	Pursuant to the Amended and Restated Redemption Plan and the maximum amount of funds available for redemptions per quarter, all shares or fractions thereof that have been held for at least one year may now be submitted for redemption and, if approved, shares would be redeemed at an amount equal to the Company’s estimated net asset value per share as of the redemption date;

•	For purposes of determining the Redemption Cap, shares purchased or issued as a stock distribution prior to December 11, 2013, will be deemed to have a purchase price equal to $10.00 per share, and shares purchased or issued as a stock distribution after December 11, 2013, will be deemed to have a purchase price equal to the estimated NAV per share as last determined by the board of directors at the time the shares are recorded in the Company’s stock register by DST.

FOR BROKER-DEALER USE ONLY. DISSEMINATION TO PROSPECTIVE OR CURRENT INVESTORS IS PROHIBITED. Broker-dealers are reminded that communications delivered to any person must be accompanied or preceded by a prospectus in accordance with the Securities Act of 1933, as amended. A prospectus relating to the common stock of the REIT contains additional information, has been filed with the Securities and Exchange Commission, and is available for download at www.CNLHealthcareProperties.com and at www.SEC.gov, or by calling 866-650-0650. This is not an offer to sell, nor a solicitation of an offer to buy shares of the REIT. Only the REIT’s prospectus makes such an offer. This piece must be read in conjunction with the prospectus in order to understand fully all of the investment objectives, risks, charges and expenses associated with an investment in shares of the REIT and must not be relied upon to make an investment decision.

This valuation represents the estimated value per share at one snapshot in time and will likely change over the REIT’s lifecycle. The estimated net asset value per share does not necessarily represent the amount an investor could expect to receive if the REIT were to list its shares or liquidate its assets, now or in the future. The estimated net asset value per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. Throughout the valuation process the valuation committee and CBRE Cap. aligned the valuation methodologies to be consistent with real estate industry standards and best practices.

New Offering Price Operational Summary

DECEMBER 11, 2013

For the year ended December 31, 2012, distributions were 100% funded by offering proceeds as total distributions paid were not covered by either cash flow from operations or funds from operations; and as of the nine months ended September 30, 2013, approximately 65% of distributions were funded by offering proceeds and total distributions paid were 35% covered by cash flow from operations.

Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. An investment in the REIT is subject to significant risks. Risks include limited operating history, reliance on the advisor and its affiliates, payment of substantial fees to the advisor and its affiliates, conflicts of interest, use of leverage, cumulative losses, distributions paid from offering proceeds, dilution related to stock distributions, no guarantee of distributions, illiquidity, liquidation at less than the purchase price, and risks associated with the senior housing and healthcare real estate sectors, as described in the REIT’s prospectus under “Risk Factors.”

© 2013 CNL Intellectual Properties, Inc. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc.

CHP-1213-14224